                                  Exhibit 99.1
                                  ------------

CONTACT: Bruce Zurlnick                     Cara O'Brien/ Melissa Myron
         Senior Vice President and          Media Contact: Stephanie Sampiere
         Chief Financial Officer            FD Morgen-Walke
         Finlay Enterprises, Inc.           (212) 850-5600
         (212) 808-2800


FOR IMMEDIATE RELEASE

                  FINLAY ENTERPRISES REPORTS SECOND QUARTER AND
                               FIRST HALF RESULTS


NEW YORK, NY - AUGUST 21, 2003 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, today announced financial results for the second quarter and first six months of fiscal 2003.

SECOND QUARTER RESULTS

As previously reported, comparable department store sales (departments open for the same months during the comparable period) increased 2.6% in the second quarter of fiscal 2003. Total sales were $192.8 million compared to $187.1 million for the same period a year earlier.

Income from operations for the second quarter, before depreciation and amortization expenses (EBITDA), was $9.4 million compared to $9.3 million in the prior year period. The Company also reported operating income of $5.1 million, compared to $4.8 million last year.

For the 13 weeks ended August 2, 2003, the Company reported a net loss of $0.6 million, or $0.06 per share, bettering the Company's guidance of a net loss per share of $0.12 to $0.17. This result compares to a net loss of $0.7 million, or $0.08 per share in the year ago period.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc., commented, "Our 2.6% increase in comparable department sales and continued operating discipline, including a 30 basis point improvement in SG&A, resulted in better than anticipated bottom line results.

                                    - more -


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Page 2


Additionally, we successfully decreased our revolver usage by 30% compared to last year due to improvements in working capital management, which were driven by a 4% decrease in year over year inventory levels."

FIRST HALF RESULTS

Comparable department store sales for the six months ended August 2, 2003 increased 1.0%. Finlay's total sales were $379.0 million compared to $374.5 million for the same period a year earlier.

The Company reported EBITDA for the six-month period of $17.2 million compared to $19.3 million last year. Operating income totaled $8.5 million compared to $10.6 million for the prior year.

For the six months ended August 2, 2003, the Company reported a net loss of $2.0 million, or $0.22 per share, compared to a loss before cumulative effect of accounting change of $0.8 million, or $0.08 per share, in the prior year. Including the charge associated with the cumulative effect of accounting change, the net loss for the prior year six-month period was $18.0 million or $1.88 per share.

COMPANY OUTLOOK

The May Department Stores Company recently announced its intention to divest 32 Lord & Taylor stores, as well as two other stores in its Famous-Barr division. Finlay currently operates the jewelry departments in each of these locations and achieved sales in fiscal 2002 of approximately $17 million from these stores. It is noteworthy that the majority of these stores produce sales volumes significantly lower than the average Lord & Taylor store and thus are much less profitable than the average Finlay department in Lord & Taylor.

At this time, May has not announced a specific timeline for when these stores will close. However, assuming the stores close by the end of the fiscal year, the Company currently estimates recording closing costs associated with losses on fixed asset disposal and severance totaling approximately $1.5 million, or $0.10 per share, related to exiting these departments in the second half of fiscal 2003. Approximately $1.0 million of these costs are a non-cash charge.

Due to the consolidation of the Burdines-Macy's stores in Florida in February 2004, Federated has informed the Company that it is considering not renewing Finlay's lease in the Burdines department store division, which has a remaining term through January 31, 2004. Finlay currently operates in all 46 stores throughout the Burdines division and achieved sales in fiscal 2002 of approximately $50 million from these stores.

                                     -more-
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In the event the Burdine's lease is not renewed, the potential impact on fiscal
2003 earnings would be approximately $1.5 million, or $0.10 per share, related to closing costs associated with losses on fixed asset disposal and severance. Approximately $1.0 million of these costs would be a non-cash charge. These estimates exclude any potential charge for impairment of goodwill resulting from the store closings. The potential impact on fiscal 2004 earnings due to the lost sales volume is estimated in the range of $0.30 to $0.35 per share.

Factoring in both the Lord & Taylor closings as well as the potential impact of the Burdine's lease not being renewed, the Company would expect fiscal 2003 earnings per diluted share to be in the range of $2.20 to $2.30, excluding any potential charge for impairment of goodwill.

Mr. Reiner, commented, "Although we are disappointed with Federated's decision to review our lease with Burdines, we will continue to pursue all appropriate growth initiatives that give us an opportunity to expand our business. At the same time, we will continue to focus on improving our existing business by working to increase our operating efficiency, improve our merchandise assortment and refine our marketing strategy."

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, August 21, 2003 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website at: http://www.finlayenterprises.com and will remain available in archives for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $931 million in fiscal 2002. The number of locations at the end of the second quarter of fiscal 2003 totaled 1,003 compared with 1,001 locations at the end of the second quarter of the prior year.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

                           - Financial tables follow -

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

                                                                    THIRTEEN WEEKS ENDED
                                               ----------------------------------------------------------------
                                                         AUGUST 2,                    AUGUST 3,
                                                            2003                         2002
                                               -------------------------------  --------------------------------
Sales                                          $   192,772              100.0%  $   187,130               100.0%
Cost of sales                                       94,603               49.1        91,168                48.7
                                               -----------      -------------   -----------       -------------
     Gross margin                                   98,169               50.9        95,962                51.3
Selling, general and administrative expenses        88,754               46.0        86,704                46.3
Depreciation and amortization                        4,353                2.3         4,437                 2.4
                                               -----------      -------------   -----------       -------------
     Income from operations                          5,062                2.6         4,821                 2.6
Interest expense, net                                5,982                3.1         6,302                 3.4
                                               -----------      -------------   -----------       -------------
     Loss before income taxes                         (920)              (0.5)       (1,481)               (0.8)
Benefit for income taxes                              (358)              (0.2)         (737)               (0.4)
                                               -----------      -------------   -----------       -------------
     Net loss                                  $      (562)              (0.3)% $      (744)               (0.4)%
                                               ===========      =============   ===========       =============

Net loss per share applicable to
            common shares:
     Basic net loss per share                  $     (0.06)                     $     (0.08)
                                               ===========                      ===========
     Diluted net loss per share                $     (0.06)                     $     (0.08)
                                               ===========                      ===========

Weighted average shares and share
     equivalents outstanding -
            basic and diluted                    9,021,053                        9,356,933
                                               ===========                      ===========

Other information:
     EBITDA (1)                                $     9,415                      $     9,258
                                               ===========                      ===========

Income from operations                         $     5,062                      $     4,821
Add: Depreciation and amortization                   4,353                            4,437
                                               -----------                      -----------
EBITDA                                         $     9,415                      $     9,258
                                               ===========                      ===========

(1) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.





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Page 5

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

                                                                   TWENTY-SIX WEEKS ENDED
                                               ----------------------------------------------------------------
                                                         AUGUST 2,                    AUGUST 3,
                                                            2003                         2002
                                               -------------------------------  -------------------------------
Sales                                          $   378,980              100.0%  $   374,495              100.0%
Cost of sales                                      184,462               48.7       180,377               48.2
                                               -----------      -------------   -----------      -------------
     Gross margin                                  194,518               51.3       194,118               51.8
Selling, general and administrative expenses       177,298               46.8       174,773               46.7
Depreciation and amortization                        8,719                2.3         8,794                2.3
                                               -----------      -------------   -----------      -------------
     Income from operations                          8,501                2.2        10,551                2.8
Interest expense, net                               11,802                3.1        12,315                3.3
                                               -----------      -------------   -----------      -------------
     Loss before income taxes and cumulative
           effect of accounting change              (3,301)              (0.9)       (1,764)              (0.5)
Benefit for income taxes                            (1,286)              (0.4)         (987)              (0.3)
                                               -----------      -------------   -----------      -------------
     Loss before cumulative effect
           of accounting change                     (2,015)              (0.5)         (777)              (0.2)
Cumulative effect of accounting change,
           net of tax of $11,713 (1)                  --                  --        (17,209)              (4.6)
                                               -----------      -------------   -----------      -------------
     Net loss                                  $    (2,015)              (0.5)% $   (17,986)              (4.8)%
                                               ===========      =============   ===========      =============

Net loss per share applicable to
          common shares - basic and diluted:
     Loss per share before cumulative
          effect of  accounting  change        $     (0.22)                     $     (0.08)
     Cumulative effect of accounting change,
          net of tax                                  --                              (1.80)
                                               -----------                      -----------
     Net loss per share                        $     (0.22)                     $     (1.88)
                                               ===========                      ===========

Weighted average shares and share
     equivalents outstanding                     9,079,077                        9,535,125
                                               ===========                      ===========

Other information:
       EBITDA (2)                              $    17,220                      $    19,345
                                               ===========                      ===========

Income from operations                         $     8,501                      $    10,551
Add: Depreciation and amortization                   8,719                            8,794
                                               -----------                      -----------
EBITDA                                         $    17,220                      $    19,345
                                               ===========                      ===========


(1) Represents cumulative effect of a change in accounting principle as a result of adopting EITF No. 02-16, "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor", regarding accounting for vendor allowances.

(2) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                          AUGUST 2,  AUGUST 3,
                                                            2003       2002
                                                          --------   --------
                                ASSETS

Cash                                                      $  2,367   $  3,440
Accounts receivable                                         36,311     32,517
Inventory                                                  264,791    275,421
Other current assets                                        49,208     51,700
                                                          --------   --------
   Total current assets                                    352,677    363,078
                                                          --------   --------
Fixed assets, net                                           68,420     70,277
Other assets, including Goodwill                           111,401    113,935
                                                          --------   --------
   Total assets                                           $532,498   $547,290
                                                          ========   ========


                 LIABILITIES AND STOCKHOLDERS' EQUITY


Short-term borrowings                                     $ 33,772   $ 56,634
Accounts payable                                            43,194     56,003
Other current liabilities                                   65,339     69,955
                                                          --------   --------
   Total current liabilities                               142,305    182,592
Long-term debt                                             225,000    225,000
Deferred income taxes and other non-current liabilities     20,032     14,384
                                                          --------   --------
   Total liabilities                                       387,337    421,976
Total stockholders' equity                                 145,161    125,314
                                                          --------   --------
   Total liabilities and stockholders' equity             $532,498   $547,290
                                                          ========   ========


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